UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019 (January 2, 2019)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Public Health Agency of Canada License Agreement

On January 2, 2019, BioProtection Systems Corporation, or BPS, a wholly owned subsidiary of NewLink Genetics Corporation (together, “we”, “our” or the “Company”) and the Public Health Agency of Canada, or PHAC, amended and restated the License Agreement by and between BPS and PHAC dated May 4, 2010, or the PHAC License Agreement. Under the PHAC License Agreement, certain provisions of our existing agreement with PHAC were amended, among other things, to expand the field of use to include the development and use of the licensed rights with injectable products in the field of prevention and prophylaxis against and treatment of Ebola in non-human primates.

The foregoing description of the PHAC License Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018, portions of which may be subject to a FOIA Confidential Treatment Request to the U.S. Securities and Exchange Commission pursuant to Rule 24-b under the Securities Exchange Act of 1934, as amended. Any omitted material will be included in the request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    January 3, 2019

NewLink Genetics Corporation

By:	/s/ Carl W. Langren
Carl W. Langren
Its:	Chief Financial Officer